Exhibit 99.1

Marchex Announces First Quarter 2023 Results

SEATTLE –May 4, 2023-- Marchex, Inc. (NASDAQ: MCHX), the award-winning AI-powered conversation intelligence company that helps businesses turn strategic insights into the actions that drive their most valued sales outcomes, today announced its financial results for the first quarter ended March 31, 2023.

Q1 2023 Financial Highlights

•	GAAP revenue was $12.2 million for the first quarter of 2023 compared to $13.2 million for the first quarter of 2022.
•	Net loss was $4.5 million for the first quarter of 2023 or $0.11 per diluted share compared to a net loss of $1.6 million or $0.04 per diluted share for the first quarter of 2022.
	Q1 2022	Q1 2023
GAAP Revenue	$13.2 million	$12.2 million
Non-GAAP Results:
Adjusted EBITDA*	$151,000	($2.8) million
*Adjusted EBITDA includes approximately $800,000 of reorganization costs. Excluding these amounts would result in Adjusted EBITDA totaling ($2.0) million dollars
•	Adjusted non-GAAP income (loss) per share for the first quarter of 2023 was ($0.08) compared to ($0.01) for the first quarter of 2022.

First Quarter Summary:

•

New Customer Traction and Existing Customer Expansion. During the first quarter of 2023, Marchex signed a long-term, multi-year extension with an existing auto brand customer and won an additional long-term, multi-year agreement with a new auto brand. Under the parameters of both agreements, there is significant growth potential over time.  The company also signed a multi-year extension with a small business listing and solutions provider that primarily sells marketing services to local businesses.

•

Conversation Volumes. Overall conversation volumes in the first quarter of 2023 were down on a year-over-year basis, due in part to some customers being impacted by inflationary pressures, customer churn and pressure from other overall macroeconomic factors.

•

Accelerate Product Innovation. Marchex recently launched Spotlight for Automotive, a key addition to the company’s conversation intelligence platform. Spotlight identifies failed calls and enables users to easily measure call handling, campaign, and seller performance results against company benchmarks, to determine how individual locations and teams perform nationally, regionally, and locally.  Spotlight can measure across a brand or network of business locations, all the way down to localized dealer and department levels, providing guided observations directing users where to take needed actions to improve performance and increase sales.

“In the first quarter, Marchex continued to make progress signing new customers and extending relationships with existing large enterprise customers,” said Edwin Miller, CEO. “I have spent my first months getting to know the team and meeting with as many customers as possible. The company is at an inflection point with the confluence of several factors: A number of industries that are core to Marchex are dealing with disruption from transformational industry trends and innovative disruptors that are redesigning the purchase funnel. Based on those customer conversations and our progress in the first quarter, I see many of our large enterprise customers looking to and leaning on Marchex to help them meet these challenges. With these factors in mind, I believe there is a significant opportunity to build a much larger business at Marchex. Over the coming quarters, we will continue to optimize Marchex’s organization to extend our leadership in core verticals to accelerate growth and profitability.”

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of May 4, 2023.

“Consistent with the fourth quarter of 2022, certain customer segments continued to face conversation volume pressure in the first quarter of 2023 and that continues today,” said Mike Arends, Vice Chairman. “Despite this, we anticipate that sales traction will lead revenue to increase modestly relative to the first quarter of 2023. Additionally, excluding the impact of restructuring expenditures for operating activity modifications, we anticipate that Adjusted EBITDA should improve meaningfully in the second quarter compared to the first quarter of 2023.

In 2023, looking at the recent customer wins and expected ramping of existing customer relationships, we anticipate that revenue should increase throughout 2023. We also believe, as revenue ramps, that we should make meaningful progress on profitability measures in the remainder of the year, potentially reaching break-even on an Adjusted EBITDA basis in the second half of the year. In addition, as we see sales traction and make further progress on technology infrastructure initiatives, we continue to believe that we can see growth accelerate and potentially increase significantly our operating leverage over time,” said Arends.

Management will hold a conference call, starting at 5:00 p.m. ET on Thursday, May 4, 2023, to discuss its first quarter March 31, 2023, financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex’s award-winning conversation intelligence platform, featuring AI-powered sales engagement and marketing solutions, helps businesses turn strategic insights into the actions that drive their most valued sales outcomes. Our multichannel voice and text capabilities enable sales and marketing teams to deliver the buying experiences that today’s customers expect. Marchex is the trusted conversation intelligence partner for market-leading companies in critical industries, including many of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of May 4, 2023, and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted EBITDA, Adjusted OIBA, and Adjusted non-GAAP income (loss) per share.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, and (6) acquisition and disposition-related costs (benefit). Marchex believes that Adjusted EBITDA is an alternative measure used by our management to understand and evaluate our core operating performance and trends, and that provides meaningful supplemental information regarding performance and evaluating performance and liquidity to measure its ability to fund operations and its financing obligations.

Adjusted OIBA represents Adjusted EBITDA adjusted for depreciation and amortization. This measure, among other things, is another metric by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses as detailed above. Financial analysts and investors may use Adjusted EBITDA and Adjusted OIBA to help with comparative financial evaluation to make informed investment decisions.

Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs (benefit), (3) amortization of intangible assets from acquisitions, and (4) interest income and other, net. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2022	2023
Revenue	$13,171	$12,216
Expenses:
Service costs (1)	4,935	5,424
Sales and marketing (1)	3,165	3,970
Product development (1)	3,460	4,164
General and administrative (1)	2,606	2,617
Amortization of intangible assets from acquisitions	531	531
Acquisition and disposition-related costs	5	13
Total operating expenses	14,702	16,719
Loss from operations	(1,531)	(4,503)
Interest income (expense) and other, net	(21)	57
Loss before provision for income taxes	(1,552)	(4,446)
Income tax expense	30	30
Net loss	(1,582)	(4,476)
Net loss applicable to common stockholders	$(1,582)	$(4,476)
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.04)	$(0.11)
Shares used to calculate basic net loss per share applicable to common stockholders
Class A	4,661	4,661
Class B	38,666	37,835
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661
Class B	43,327	42,496

(1) Includes stock-based compensation allocated as follows:
Service costs	$34	$45
Sales and marketing	191	263
Product development	82	86
General and administrative	388	405
Total	$695	$799

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	March 31,
	2022	2023
Assets
Current assets:
Cash and cash equivalents	$20,474	$15,710
Accounts receivable, net	8,396	8,047
Prepaid expenses and other current assets	2,015	2,397
Total current assets	30,885	26,154
Property and equipment, net	4,050	4,530
Right-of-use lease asset	738	495
Other assets, net	973	1,118
Goodwill	17,558	17,558
Intangible assets from acquisitions, net	2,590	2,059
Total assets	$56,794	$51,914
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,037	$1,342
Accrued benefits and payroll	3,566	2,981
Other accrued expenses and current liabilities	3,825	4,261
Deferred revenue and deposits	1,384	1,676
Right of use liability, current	1,252	189
Finance lease, current	—	161
Total current liabilities	12,064	10,610
Deferred tax liabilities	233	232
Finance lease, non-current	-	290
Right of use liability non-current	385	336
Total liabilities	12,682	11,468
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	385	387
Additional paid-in capital	354,999	355,807
Accumulated deficit	(311,321)	(315,797)
Total stockholders’ equity	44,112	40,446
Total liabilities and stockholders’ equity	$56,794	$51,914

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss to Adjusted EBITDA and Adjusted Operating Income (Loss) Before Amortization (OIBA)

	Three Months Ended March 31,
	2022	2023
Net loss applicable to common stockholders	$(1,582)	$(4,476)
Interest income (expense) and other, net	21	(57)
Income tax expense	30	30
Amortization of intangible assets from acquisitions	531	531
Depreciation and amortization	451	359
Stock-based compensation	695	799
Acquisition and disposition-related costs	5	13
Adjusted EBITDA	$151	$(2,801)
Depreciation and amortization	451	359
Adjusted OIBA	$(300)	$(3,160)

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Loss

	Three Months Ended March 31,
	2022	2023
Net loss applicable to common stockholders, diluted	$(0.04)	$(0.11)
Stock-based compensation	0.02	0.02
Acquisition and disposition-related costs	-	-
Amortization of intangible assets from acquisitions	0.01	0.01
Interest income and other, net	-	-
Adjusted non-GAAP loss per share	$(0.01)	$(0.08)
Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss per share	43,327	42,496

[1]

For the purpose of computing the number of diluted shares for Adjusted non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.